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                                                                   Exhibit 10.09

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") dated as of April 11, 2006, by and between HeartWare, Inc., a Delaware corporation (the "Company"), having its principal offices at 3351 Executive Way, Miramar, Florida 33025-3935, and Dozier Rowe (the "Executive"), an individual with an address at 1223 SE 6th Street, Fort Lauderdale, Florida 33301-3015.

                                    RECITALS

     A. WHEREAS, the Company wishes to hire Executive to serve as its Chief Operating Officer; and

     B. Executive agrees to be so employed upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties, intending to be legally bound and in consideration of the agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, agree as follows:

     1. Employment, Duties and Acceptance.

          (a) The Company employs the Executive to render exclusive and full-time services as the Chief Executive Officer of the Company and, in connection therewith, to perform such duties as are customarily assigned to individuals serving in such positions and such other duties as the Executive shall reasonably be directed to perform by the [President] of the Company. Executive shall report directly to the President of the Company. The Executive's employment shall commence on April 17, 2006 (the actual date employment commences being referred to herein as the "Commencement Date").

          (b) The Executive accepts such employment and shall render the services referred to above. The Executive shall devote his full working time and energies (excluding periods of vacation and sick leave to which he is entitled) to the business and affairs of the Company and agrees to use his best efforts, skills and abilities to promote the Company's interests. Notwithstanding the foregoing, the Executive may devote such reasonable time as may be necessary, to the extent that it does not interfere with the performance of his duties and responsibilities hereunder, to (i) participate in charitable, civic, educational, professional or community affairs or serve on the board of directors or advisory committees of non-profit entities; and (ii) manage his private investments. The Executive shall not serve on the board of directors or advisory committees of for profit entities or engage in any consulting activity without the prior written consent of the Board of Directors of the Company (the "Board"). Except as set out in Schedule A on _______.

     2. Compensation and Benefits. Subject to the Executive's adherence to all of his responsibilities under this Agreement and all other agreements with the Company, the Executive shall be entitled to receive the following compensation and benefits during his employment with the Company:

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          (a) As compensation for all services to be rendered to the Company by the Executive, the Company shall pay the Executive a base salary at a rate of $205,000.00 per annum (the "Base Salary"). The Base Salary shall be reviewed by the Company at least annually. The Base Salary shall not be subject to reduction without the consent of the Executive, except that if the Board reduces the salary of all senior managers of the Company, the Base Salary shall be reduced by the same percentage as the percentage reduction in salary of such senior managers.

          (b) The Executive shall also be eligible to receive an annual bonus, targeted at 25% of the Base Salary, based on the attainment of objective performance goals and other criteria, as determined by the Board in consultation with you, and approved by the Compensation Committee of HeartWare Limited, the Company's parent company (the "Parent").

          (c) All such compensation shall be payable in accordance with the payroll and bonus policies of the Company as from time to time in effect, less such deductions as shall be required to be withheld by applicable law and regulations.

          (d) The Executive shall be permitted during his employment, if and to the extent eligible, to participate in all group insurance programs and other fringe benefit plans that the Company shall make available to its executive employees.

          (e) The Executive shall be entitled to twenty (20) days of vacation annually.

          (f) Subject to such policies as may from time to time be established by the Company, the Company shall pay or reimburse the Executive for all reasonable and necessary expenses actually incurred or paid by the Executive in the course of performing his duties hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may require.

     3. Equity Grants.

          (a) The Board shall recommend to the Parent that the Executive be granted options to purchase 1,000,000 ordinary shares of the Parent (the "Option Shares"), at an exercise price equal to the be the five day weighted average price for the shares as traded on the Australian Stock Exchange plus AUD0.10, on the day the shares are issued of the Parent's ordinary shares on the Australian Stock Exchange on the Commencement Date. The Option Shares shall vest as follows: (i) 25% of the Option Shares shall vest on the first anniversary of the Commencement Date, (ii) 25% of the Option Shares shall vest on the second anniversary of the Commencement Date, (iii) 25% of the Option Shares shall vest on the third anniversary of the Commencement Date, and (iv) 25% of the Option Shares shall vest on the fourth anniversary of the Commencement Date, in each case subject to the Executive's continued employment with the Company through each vesting date.

          (b) If, within the twelve (12) month period following any Change of Control Transaction (as defined below), the Company (or its successor in interest) terminates the Executive other than for Cause, or the Executive terminates his employment for Good


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     Reason, twelve (12) months of vesting regarding the unvested Option Shares that the Executive holds, on the date of and immediately prior to the consummation of such Change of Control Transaction, shall accelerate and become immediately exercisable. For purposes of this Agreement, "Change in Control Transaction" means the occurrence in a single transaction or in a series of related transactions of any one or more of the following events:

          1. any person (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

          2. there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, provided, however, that any merger, consolidation or similar transaction undertaken by the Company in connection with or in contemplation of a Public Offering shall not be deemed a Change in Control Transaction hereunder; or

          3. there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition.

     4. Employment at Will.

          (a) This Agreement describes the compensation and benefits that the Executive is entitled to receive for so long as he remains employed by the Company, but is not a guarantee of employment for any particular period of time. At all times the Executive will remain an employee at will, and he and the Company are free to terminate his employment at any time for any reason. Except as otherwise set forth in this Section 4, should the Executive's employment with the Company terminate for any reason, he shall be entitled to receive only the pro rata portion of his Base Salary through the date of such termination, together with such other compensation or benefits to which the Executive may be entitled by law or under the terms of the Company's compensation and benefit plans then in effect.


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          (b) If (i) the Company terminates the Executive's employment other than for "Cause" (as hereinafter defined) or (ii) the Executive terminates his employment for "Good Reason" (as hereinafter defined), all of the Executive's compensation and benefits (except as otherwise provided in the Company's benefit plans) shall terminate on the date of termination of his employment, and subject to the Executive executing and delivering to the Company a general release and waiver (in a form reasonably satisfactory to the Company) of all claims against the Company, the Parent, any subsidiaries and their respective shareholders, officers and directors (the "Release") and subject to the Executive's compliance with the terms and conditions contained in this Agreement and the Proprietary Information Agreement, the Company shall pay to the Executive severance compensation for six (6) months following the termination of his employment at a rate per annum equal to his annualized Base Salary as of the date of termination, minus withholdings as required by law or as authorized by the Executive, such severance compensation to be payable monthly or more frequently in accordance with the payroll policies of the Company for members of the management team as in effect from time to time.

          (c) As used in this Section 4, the following terms shall mean:

          1. "Cause" shall mean any of (A) a material breach by the Executive of his obligations under this Agreement or any other written agreement between the Executive and the Company, including the Proprietary Information Agreement (as defined in Section 5 below); (B) the willful neglect by the Executive of the duties he is expected to perform hereunder; (C) the commission by the Executive of an act of fraud, misrepresentation, embezzlement, theft or other act of moral turpitude; (D) conviction of, or the Executive's written admission to, a felony, or (E) any willful misconduct or any willful act or omission that is materially injurious to the financial condition or business reputation of the Company; provided, however, that in the event of a potential termination for any Cause specified in clauses (A), (B) or
          (E) above, such termination shall not be effective unless the Executive shall have received notice from the Company setting forth in reasonable detail the basis of the proposed termination and the Executive shall have been provided a period of ten (10) business days from receipt of such notice to cure or correct the conduct (if it is susceptible of cure or correction) giving rise to such potential termination.

          2. "Termination For Good Reason" shall mean a termination by the Executive, upon thirty (30) days' prior written notice to the Company (the "Termination Notice") stating in reasonable detail the basis for his termination as a result of (1) the Executive's duties and/or responsibilities being so materially diminished that they are no longer consistent with the duties and/or responsibilities of the Chief Executive Officer of the Company or (2) a substantial reduction of the Executive's salary (regardless of whether such change in title, duties or responsibilities results from a merger, change of control of the Company, action by the Board or otherwise); provided, however, that if, during such thirty (30) day period, the Company restores the Executive's title or duties and responsibilities to the level required by this Section 4(c)(2), then the Executive's Termination Notice


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          shall not be effective; and provided, further that it shall be a condition to the effectiveness of a termination for Good Reason that the Company receive a Termination Notice from the Executive with the time frame set forth above.

     5. Proprietary Information Agreement. Concurrently with the execution and delivery of this Agreement, the Executive shall execute and deliver to the Company a copy of its standard form of Proprietary Information, Confidentiality and Inventions Assignment Agreement, in the form attached hereto as Exhibit A (the "Proprietary Information Agreement").

     6. Non-Disparagement. The Executive agrees not to take any action or make any statement, written or oral, that disparages the Company or the Parent or any of their respective shareholders, directors, officers, employees or agents, or that has the intended or foreseeable effect of harming the reputation of the Company or the Parent or the personal or business reputation of any of the directors, officers, employees or agents of the Company or the Parent.

     7. Representations and Warranties of the Executive. The Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and the Proprietary Information Agreement and to perform all of the obligations on his part to be performed hereunder and thereunder in accordance with their respective terms, and that he is not a party to any agreement or understanding, written or oral, that could prevent him from entering into this Agreement or the Proprietary Information Agreement or performing all of his obligations hereunder and thereunder.

     8. General Provisions.

          (a) Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions or any part hereof.

          (b) Interpretation. The singular includes the plural, and the plural includes the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to conflict of laws rules.

          (d) Dispute Resolution. Any claim or controversy arising out of or relating to this Agreement shall be settled by arbitration administered by JAMS/ENDISPUTE under its Streamlined Arbitration Rules & Procedures (located at http://www.jamsadr.com/rules/streamlined.asp#Rule1) (the "Rules"). An arbitration may be initiated by either party by sending a written demand for arbitration to the other party, specifying in reasonable detail the matter in dispute and requesting the appointment of an arbitrator, who shall be selected by the parties or, if they are unable to agree on such selection within 10 days after commencement of the arbitration, shall be made in accordance with the Rules. The situs of the arbitration will be Miami, Florida. Any


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     judgment reached by the arbitrator shall be final and binding on the
     Company and the Executive, and may be entered in any court of competent jurisdiction.

          (e) Enforcement. The Executive recognizes and agrees that enforcement of this Agreement and the Proprietary Information Agreement is necessary to ensure the preservation, protection and continuity of the business, confidential and proprietary information and goodwill of the Company, and accordingly agrees that the covenants, agreements and restrictions set forth herein are reasonable as to time and scope. The Executive also acknowledges and agrees that any actual or threatened breach by the Executive of this Agreement would result in irreparable damage to the Company and that money damages would not provide an adequate remedy to the Company. Accordingly, the Executive agrees that in the event of any such breach, the Company shall have, in addition to any and all remedies of law, the right to have the provisions of this Agreement and the Proprietary Information Agreement specifically enforced and to obtain injunctive and other equitable relief to enforce the provisions of this Agreement. Each of the undertakings of the Executive set forth in this Agreement shall be construed as independent covenants and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictions imposed on the Executive by, and the undertakings of the Executive set forth in, this Agreement.

          (f) Entire Agreement; No Representations. This Agreement constitutes the entire agreement between the Executive and the Company concerning the terms and conditions of the Executive's employment with the Company and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Executive and the Company.

          (g) Consultation with Counsel; No Representations. The Executive acknowledges and agrees that he has had a full and complete opportunity to consult with counsel of his own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has not made any warranties, representations or promises to the Executive regarding the meaning or implication of any provision of this Agreement, other than as stated herein or therein.

          (h) Modification; Waiver. This Agreement may be amended or modified only by a written instrument signed by the Executive and the Company. The failure of either party at any time to require the performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same provision.

          (i) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns and to the benefit of the Company's directors, officers, employees and agents, provided that the Executive may not assign this Agreement or any of his rights hereunder to any other person.

          (j) Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when


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     delivered in person (including by any commercial courier service) or five
     (5) days after mailing by United States certified or registered mail, return receipt requested, postage prepaid, to a party at his or its address set forth at the beginning of this Agreement or such other address as either party may furnish to the other by notice in writing, except that notices of change of address shall be effective only upon receipt.

          (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                                        EXECUTIVE:


                                        /s/ Dozier Rowe
                                        ----------------------------------------
                                        Dozier Rowe


                                        COMPANY:

                                        HEARTWARE, INC.


                                        By: /s/ Stuart McConchie
                                            ------------------------------------
                                            President and CEO


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